EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2025 and 2024, September 30, 2025 and
and the Years Ended December 31, 2025 and 2024

	Unaudited
	Commercial	Defense, Space
(In millions)	Aerospace	& Other	Total

Fourth Quarter 2025
Composite Materials	$257.9	$136.6	$394.5
Engineered Products	41.6	55.2	96.8
Total	$299.5	$191.8	$491.3
	61%	39%	100%
Third Quarter 2025
Composite Materials	$230.6	$132.6	$363.2
Engineered Products	43.6	49.4	93.0
Total	$274.2	$182.0	$456.2
	60%	40%	100%

Fourth Quarter 2024
Composite Materials	$233.8	$141.5	$375.3
Engineered Products	44.5	54.0	98.5
Total	$278.3	$195.5	$473.8
	59%	41%	100%

Fiscal Year 2025
Composite Materials	$980.2	$536.0	$1,516.2
Engineered Products	166.7	211.0	377.7
Total	$1,146.9	$747.0	$1,893.9
	61%	39%	100%

Fiscal Year 2024
Composite Materials	$1,008.2	$522.8	$1,531.0
Engineered Products	186.0	186.0	372.0
Total	$1,194.2	$569.5	$1,903.0
	63%	37%	100%